                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           Cinergy Mexico General, LLC

     This LIMITED LIABILITY COMPANY  AGREEMENT (this  "Agreement"),  dated as of
February 17, 2004,  Cinergy Mexico General,  LLC, a Delaware  limited  liability company (the "Company"),  is entered into by Cinergy Capital & Trading, Inc., an
Indiana corporation,  as the sole member of the Company (the "Member") to form a limited  liability  company  pursuant  to and in  accordance  with the  Delaware
Limited Liability Company Act, Del. Code Ann. tit.  6 §§18-101,  et seq. (the
"Act").

                                    RECITALS

     WHEREAS,  in  accordance  with  Section  18-201(d)  of the  Act,  it is the intention  of the Member  that this  Agreement  be  effective  as of the date of formation, February 17, 2004; and

     WHEREAS,  the Member desires to set forth its understandings  regarding its rights, obligations and interests with respect to the affairs of the Company and the conduct of its business.

     NOW,  THEREFORE,  in  consideration  of the agreements and  obligations set forth  herein and for other good and  valuable  consideration,  the  receipt and sufficiency  of which are  hereby  acknowledged,  the  Member  hereby  agrees as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.1 Definitions.  Capitalized  terms used but not otherwise defined herein shall have the meanings assigned to them in the Act.

                                   ARTICLE II

                               General Provisions

     Section  2.1  Company  Name.  The name of the  Company is  "Cinergy  Mexico
General, LLC." The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the member(s).

     Section 2.2 Registered Office; Registered Agent.

     (a)  The  Company  shall  maintain  a  registered  office  in the  State of
          Delaware  at,  and the name and  address of the  Company's  registered agent in the State of  Delaware  is, The  Corporation  Trust  Company,
          Corporation  Trust Center,  1209 Orange Street,  Wilmington,  Delaware
          19801.

     (b)  The  business  address  of the  Company  is 139  East  Fourth  Street,
          Cincinnati,  Ohio,  45202,  or such other  place as the  Member  shall designate.

     Section  2.3  Nature of  Business  Permitted;  Powers.  The  purpose of the
Company is to engage in any activity for which limited  liability  companies may be  organized  in the State of  Delaware.  The  Company  shall  possess  and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement,  together with any powers  incidental  thereto,  so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

     Section  2.4  Business  Transactions  of a  Member  with  the  Company.  In accordance  with Section 18-107 of the Act, a member may transact  business with the Company and,  subject to applicable law and this  Agreement,  shall have the same rights and  obligations  with respect to any such matter as a person who is not a member.

     Section 2.5 Fiscal Year. The fiscal year of the Company (the "Fiscal Year")
for financial statement purposes shall end on December 31 of each year.

     Section 2.6 Effective  Date. In  accordance  with Section  18-201(d) of the
Act, it is the  intention  of the Member that this  Agreement be effective as of the date of formation, February 17, 2004.

                                   ARTICLE III

                                    Member(s)

     Section 3.1 Admission of Member(s).

     (a)  Simultaneously  with the effectiveness of this Agreement in accordance with Section 2.6 hereof,  Cinergy Capital & Trading,  Inc. is admitted as the sole  Member of the  Company  in respect  of the  Interest  (as hereinafter defined) being acquired hereunder.

     (b)  Additional  Members  may  only be  admitted  to the  Company  upon the consent of all Members, which consent may be evidenced by, among other things,  the  execution  of  an  amendment  to  or  an  amendment  and restatement of this Agreement.

     Section 3.2 Interest.

     (a)  The Company  shall be  authorized  to issue a single  class of Limited
          Liability  Company  Interest (as defined in the Act,  the  "Interest")
          that shall not be certificated, and shall include any and all benefits to  which  the  holder  of  such  Interest  may be  entitled  in  this
          Agreement, together with all obligations of such person to comply with the terms and provisions of this Agreement.

     (b)  In the  event  that  there is more  than  one  member,  each  member's
          Interest in the Company  shall be expressed  as a percentage  equal to the ratio on any date of such member's  capital  contributions on such date to the  aggregate  capital  contributions  of all members on such date, (as to any member,  his or its  "Percentage  Interest").  In the event there shall only be one member, its "Percentage  Interest" shall be 100% for purposes of this Agreement.

     Section 3.3 Liability of Member(s).

     (a)  All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and  liabilities  of the  Company,  and no member  shall be  obligated personally  for any such debt,  obligation or liability of the Company solely by reason of being a member.

     (b)  Except as otherwise expressly required by law, a member shall not have any  liability  in excess of (i) the amount of its  aggregate  capital contributions  to the  Company,  (ii)  its  share  of any  assets  and undistributed  profits of the Company,  (iii) its  obligation  to make other payments,  if any,  expressly  provided for in this Agreement or any  amendment  hereto  and  (iv)  the  amount  of  any  distributions wrongfully distributed to it.

     Section 3.4 Access to and Confidentiality of Information; Records.

     (a)  Any member  shall have the right to obtain from the Company  from time to time upon reasonable demand for any purpose  reasonably  related to the member's  interest as a member of the Company,  the  documents and other information described in Section 18-305(a) of the Act.

     (b)  Any  demand  by a member  pursuant  to this  Section  3.4  shall be in writing and shall state the purpose of such demand.

     Section 3.5 Meetings of Member(s).

     (a)  Meetings of the member(s) may be called at any time by any member.

     (b)  Except as  otherwise  provided by law, (i) if there shall be more than one member of the Company,  a majority in Percentage  Interests of the
          Company,  entitled to vote at the meeting shall constitute a quorum at all meetings of the member(s), so long as at least one duly authorized representative  of each member are in  attendance  at such meetings of the  members or (ii) if there  shall only be one  member,  such member shall constitute a quorum.

     (c)  Any action required to or which may be taken at a meeting of member(s)
          may be taken  without a meeting,  without  prior  notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all member(s).  Any such written consent may be executed in two or more counterparts, each of which shall be deemed to be an original,  but all of which shall constitute one and the same document.

     (d)  Regular  meetings of the  member(s)  shall be held at least  annually.
          Member(s)  may  participate  in  a  meeting  by  means  of  conference telephone  or similar  communications  equipment by means of which all persons  participating  in  the  meeting  can  hear  each  other,  and participation in a meeting by such means shall constitute  presence in person at such meeting.

     Section  3.6 Vote.  Except as  specifically  set forth  herein,  any matter requiring  the vote of the members  shall  require  (including  for  purposes of actions  taken by the  members in order to manage the  Company  as  provided  in
Article IV hereof) a majority in Percentage Interests of the members in order to constitute the act of the members.

     Section 3.7 Notice.  Meetings of the  member(s)  may be held at such places and at such  times as the  member(s)  may from time to time  determine.  Written notice  of the time,  place,  and  purpose  of such  meeting  shall be served by registered or certified prepaid, first class mail, via overnight courier using a nationally  reputable courier, or by fax or cable, upon each member and shall be given at least two (2) business days prior to the time of the meeting. No notice of a meeting need be given to any member if a written waiver of notice, executed before or after the meeting by such member thereunto duly  authorized,  is filed with the  records  of the  meeting,  or to any member who  attends  the  meeting without  protesting  prior thereto or at its  commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

     Section 3.8 Delegation of Powers.  Subject to any  limitations set forth in the Act, the Member, or, if additional  members are admitted,  the member(s) may delegate  any of its or their  powers to  officers  of the  Company  pursuant to
Section 4.2 hereof, or otherwise to committees  consisting of persons who may or may not be member(s).  Every officer or committee  shall, in the exercise of the power so delegated,  comply with any restrictions that may be imposed on them by the member(s) and this Agreement.

     Section 3.9  Withdrawals  and Removals of Member(s).  No member may resign, withdraw or be removed as a member of the Company without the written consent of all of the member(s).

                                   ARTICLE IV

                                   Management

     Section 4.1 General.  Except as specifically set forth herein, the business and affairs of the Company  shall be managed by and under the  direction  of the
Member,  or, if  additional  members are admitted,  the members,  who shall have full,  exclusive and complete  discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to  accomplish  the purposes of the Company as set forth  herein.  The Member or members shall serve  without  compensation  from the Company,  and the Member or members shall bear the cost of participation in meetings and other activities of the Company.

     Section 4.2 Officers.

     (a)  Election,  Term of Office.  Pursuant to Section 3.8 hereof, the Member hereby creates the offices and delegates to the officers  described in this Section 4.2, the duties set forth herein.  The officers  shall be elected by the member(s).  Except as provided in paragraphs (b) or (c)
          of this Section 4.1,  each officer  shall hold office until his or her successor  shall have been  chosen  and  qualified.  Any two  offices, except those of the  President and the  Secretary,  may be held by the same person,  but no officer shall execute,  acknowledge or verify any instrument in more than one capacity if such instrument is required by law or this Agreement to be executed,  acknowledged or verified by any two or more officers.

     (b)  Resignations and Removals. Any officer may resign his or her office at any time by delivering a written resignation to the member(s).  Unless otherwise  specified therein,  such resignation shall take effect upon delivery. Any officer may be removed from office with or without cause by either the member(s) or the President.

     (c)  Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation,  removal,  disqualification or other cause, or if any new office shall be created,  such vacancies or newly  created  offices  may be filled by the  President,  subject  to approval and election by the member(s).

     (d)  Conduct of Business.  Subject to the provisions of this Agreement, the day-to-day  operations of the Company shall be managed by its officers and such  officers  shall  have full power and  authority  to make all business  decisions,  enter into all  commitments  and take such other actions in connection  with the business and operations of the Company as they deem appropriate.  Such officers shall perform their duties in a manner  consistent with this Agreement and with directions which may be given from time to time by the member(s).

     (e)  President.  Subject to the further  directives of the  member(s),  the
          President shall have general and active  management of the business of the Company  subject to the  supervision of the  member(s),  shall see that all orders and  resolutions  of the  member(s)  are carried  into effect and shall have such  additional  powers  and  authority  as are specified by the provisions of this Agreement.

     (f)  Secretary.  The  Secretary  shall attend all meetings of the member(s)
          and record all the  proceedings  of the meetings and all actions taken thereat in a book to be kept for that  purpose and shall  perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given,  notice of all meetings of the  member(s), and  shall  perform  such  other  duties as may be  prescribed  by the member(s) or the President.  The Assistant Secretary, if there be one, shall,  in  the  absence  of the  Secretary  or in  the  event  of the
          Secretary's  inability  to act,  perform the duties and  exercise  the powers of the  Secretary  and shall perform such other duties and have such other powers as the member(s) may from time to time prescribe.

     (g)  Other Officers. The member(s) from time to time may appoint such other officers or agents as it may deem  advisable,  each of whom shall have such  title,  hold office for such  period,  have such  authority  and perform  such  duties  as the  member(s)  may  determine  in its  sole discretion.  The  member(s)  from time to time may  delegate to one or more  officers  or agents the power to appoint  any such  officers  or agents  and  prescribe  their  respective  rights,  terms  of  office, authorities and duties.

     (h)  Officers as Agents;  Authority.  The officers,  to the extent of their powers set forth in this  Agreement  and/or  delegated  to them by the member(s),  are agents and  managers of the Company for the purpose of the  Company's  business,  and the  actions of the  officers  taken in accordance with such powers shall bind the Company.

     Section 4.3 Reliance by Third Parties. Persons dealing with the Company are entitled to rely  conclusively  upon the power and authority of the member(s) or officers herein set forth.

     Section 4.4 Expenses.  Except as otherwise provided in this Agreement,  the
Company shall be responsible  for and shall pay all expenses out of funds of the
Company  determined by the member(s) to be available for such purpose,  provided that such  expenses  are those of the Company or are  otherwise  incurred by the member(s) in connection with this Agreement, including, without limitation:

     (a)  all  expenses  related to the  business of the Company and all routine administrative  expenses of the Company,  including the maintenance of books and records of the Company,  the preparation and dispatch to any member(s)  of checks,  financial  reports,  tax  returns  and  notices required  pursuant to this Agreement or in connection with the holding of any meetings of the member(s);

     (b)  All expenses incurred in connection with any litigation or arbitration involving the Company  (including  the cost of any  investigation  and preparation)  and the amount of any  judgment  or  settlement  paid in connection therewith;

     (c)  all expenses for indemnity or  contribution  payable by the Company to any person;

     (d)  all expenses incurred in connection with the collection of amounts due to the Company from any person;

     (e)  all expenses incurred in connection with the preparation of amendments to this Agreement; and

     (f)  expenses incurred in connection with the liquidation,  dissolution and winding up of the Company.

                                    ARTICLE V

                                     Finance

     Section 5.1 Form of Contribution.

     (a)  The  contribution  of a  member  to the  Company  must  be in  cash or property,  provided  that  if  there  is more  than  one  member,  all member(s) must consent in writing to contributions of property. To the extent there is more than one member,  additional contributions in the same  proportion  shall  be  made  by each  member,  except  as may be approved  by  all  member(s).  No  member  is  required  to  make  any contribution  of  property  or money to the  Company  in excess of the property  or money it has agreed to  contribute  to the  Company.  The
          Member shall be required to make a contribution in connection with its admission  pursuant  to Section  3.1 hereof in the amount of  $100.00, effective February 17, 2004.

     (b)  At any time that  there is more  than one  member,  a capital  account shall be  maintained  for each  member,  to  which  contributions  and profits shall be credited and against which  distributions  and losses shall  be  charged.  Such  capital  accounts  shall be  maintained  in accordance  with  the  tax  accounting  principles  prescribed  by the
          Treasury Regulations (the "Allocation  Regulations") promulgated under
          Section 704 of the  Internal  Revenue  Code of 1986,  as amended  (the
          "Code"), so that the tax allocations provided in this Agreement shall, to the extent possible,  satisfy the "alternate  economic effect test"
          within the meaning of the Allocation Regulations.

     Section 5.2 Allocation of Profits and Losses. The profits and losses of the
Company shall be allocated  entirely to the Member or, if  additional  member(s)
are  admitted,  the  member(s)  in  proportion  to their  respective  Percentage
Interests.

     Section  5.3  Distributions.  The  distributions  of the  Company  shall be distributed entirely to the Member or, if additional member(s) are admitted, the member(s) in proportion to their respective Percentage Interests.

                                   ARTICLE VI

                                  Distribution

     Section 6.1 Distribution in Kind. Notwithstanding the provisions of Section
18-605 of the Act, a member may be  compelled  to accept  distributions  in-kind from the Company.

                                   ARTICLE VII

                Assignment of Limited Liability Company Interests

     Section 7.1 Assignment of Limited Liability Company Interests. Interests in
the Company may be assignable  and  transferable.  Any  transferee  shall not be admitted as a member unless and until the  transferee has executed a counterpart of this Agreement and members then admitted consent unanimously to the admission of the transferee.

                                  ARTICLE VIII

                                   Dissolution

     Section 8.1 Dissolution.  The Company shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (i) the consent of the Member, or, if additional  member(s) are admitted,  the unanimous  consent of the members,  and
(ii) an event of dissolution of the Company under the Act.

     Section 8.2 Winding Up.  Subject to the  provisions  of the Act, the Member or, if  additional  member(s) are  admitted,  the  member(s)  (acting by written consent of all member(s)) shall have the right to wind up the Company's  affairs in  accordance  with  Section  18-803 of the Act (and shall  promptly do so upon dissolution of the Company) and shall also have the right to act as or appoint a liquidating trustee in connection therewith.

     Section 8.3 Distribution of Assets Upon Dissolution. Upon the winding up of the Company,  the assets shall be distributed in the manner  provided in Section
18-804 of the Act.

                                   ARTICLE IX

                              Tax Characterization

     Section 9.1 Tax  Treatment.  Until such time as the Company shall have more than  one  member,  it is the  intention  of the  Member  that  the  Company  be disregarded  for  federal  and all  relevant  state  tax  purposes  and that the activities  of the  Company  be deemed to be  activities  of the Member for such purposes. In the event that that the Company shall have more than one member, it is the intention of the members that the Company be taxed as a  partnership  for federal and all relevant  state tax  purposes.  All  provisions of the Company's
Certificate  of  Formation  and  this  Agreement  are to be  construed  so as to preserve that tax status. The Company shall timely make all necessary  elections and  filings for  federal,  state,  and local tax  purposes  to  accomplish  the foregoing objective.

     Section  9.2 Form  K-1.  After  the end of each  Fiscal  Year for which the
Company  shall  have more  than one  member,  the  member(s)  shall  cause to be prepared and  transmitted,  as promptly as possible,  and in any event within 90 days of the close of such  Fiscal  Year,  a federal  income tax Form K-1 and any required similar state income tax form for each member.

     Section 9.3 Company Tax Returns. The Member, or if additional member(s) are admitted,  the  member(s)  shall cause to be prepared  and timely  filed all tax returns  required to be filed for the Company.  The Member or the  member(s) (as the case may be) may, in their sole discretion,  make or refrain from making any federal,  state or local income or other tax  elections  for the Company that it deems  necessary or  advisable;  provided that if there is more than one member, the prior written  consent of all the  member(s)  shall be required in order for the Company to make an election pursuant to Section 754 of the Code.

                                    ARTICLE X

                         Exculpation and Indemnification

     Section 10.1  Exculpation.  Notwithstanding  any other  provisions  of this
Agreement,  whether  express  or  implied,  or  obligation  or duty at law or in equity, neither any member, or any officers, directors, stockholders,  partners, employees,  representatives or agents of any of the foregoing,  nor any officer, employee,  representative,  manager  or  agent  of  the  Company  or  any of its affiliates  (individually,  a "Covered  Person" and  collectively,  the "Covered
Persons")  shall be liable to the  Company  or any other  person  for any act or omission (in relation to the Company,  this Agreement,  any related  document or any transaction or investment  contemplated  hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable  belief that such act or omission is in or is not  contrary to the best  interests  of the Company and is within the scope of authority  granted to such Covered Person by this Agreement,
provided  that  such  act  or  omission  does  not  constitute  fraud,   willful
misconduct, bad faith, or gross negligence.

     Section 10.2  Indemnification.  To the fullest extent permitted by law, the
Company shall  indemnify and hold harmless each Covered  Person from and against any and all losses, claims, demands,  liabilities,  expenses,  judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved,  or threatened to be involved, as a party or otherwise,  by reason of its  management  of the affairs of the Company or which relates to or arises out of the Company or its property,  business or affairs. A
Covered Person shall not be entitled to indemnification  under this Section 10.2 with  respect  to any claim,  issue or matter in which it has  engaged in fraud, willful misconduct, bad faith or gross negligence.

                                   ARTICLE XI

                                  Miscellaneous

     Section 11.1 Amendment to this Agreement.  Except as otherwise  provided in this  Agreement,  this  Agreement  may be  amended  by,  and only by, a  written instrument  executed by the Member or, if  additional  member(s)  are  admitted, unanimous consent of the member(s).

     Section  11.2  Successors;  Counterparts.  Subject  to Article  VIII,  this
Agreement  (a) shall be binding as to the  executors,  administrators,  estates, heirs,  assigns and legal  successors,  or nominees or  representatives,  of the
Member or, if additional  member(s)  are admitted,  the member(s) and (b) may be executed  in  several  counterparts  with  the  same  effect  as if the  parties executing the several counterparts had all executed one counterpart.

     Section 11.3 Governing Law; Severability.

     (a)  This Agreement  shall be governed by and construed in accordance  with the  laws of the  State  of  Delaware  without  giving  effect  to the principles of conflict of laws thereof. In particular,  this Agreement shall be construed to the maximum  extent  possible to comply with all the terms and  conditions  of the Act. If,  nevertheless,  it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable  under the
          Act or other applicable law, such invalidity or unenforceability shall not  invalidate  the  entire  Agreement  and this  Agreement  shall be construed  so as to  limit  any  term  or  provision  so as to make it enforceable or valid within the  requirements  of applicable law, and, in the  event  such term or  provisions  cannot  be so  limited,  this
          Agreement  shall be construed  to omit such  invalid or  unenforceable terms or provisions. If it shall be determined by a court of competent jurisdiction  that any provisions  relating to the  distributions  and allocations  of the Company or to any expenses  payable by the Company are invalid or  unenforceable,  this  Agreement  shall be construed or interpreted so as (i) to make it enforceable or valid and (ii) to make the distributions  and allocations as closely  equivalent to those set forth in this Agreement as is permissible under applicable law.

     (b)  Each  party  hereto  (i)  irrevocably  submits  to  the  non-exclusive jurisdiction  of any Delaware  State court or Federal court sitting in
          Wilmington,  Delaware in any action  arising out of this Agreement and
          (ii) consents to the service of process by mail.  Nothing herein shall affect  the right of any party to serve  legal  process  in any manner permitted by law or affect his or its right to bring any action in any other court.

     Section  11.4  Filings.   Cecilia  Temple,   is  hereby  designated  as  an
"authorized  person" within the meaning of the Act, and has executed,  delivered and filed the  Certificate  of Formation  of the Company  with the  Secretary of
State of the State of Delaware.  Upon the filing of the Certificate of Formation with  the  Secretary  of  State  of the  State of  Delaware,  her  powers  as an
"authorized  person"  ceased,  and the Member  thereupon  became the  designated
"authorized  person" and shall  continue as the designated  "authorized  person"
within the  meaning of the Act.  The Member  shall,  as an  "Authorized  Person"
within the  meaning of the Act,  prepare or cause to be prepared  any  documents required to be filed and recorded  under the Act, and the Member shall  promptly cause each such document  required to be filed and recorded in  accordance  with the Act and, to the extent  required  by local law, to be filed and  recorded or notice thereof to be published in the appropriate  place in each jurisdiction in which the Company may hereafter establish a place of business.  The Member shall also  promptly  cause to be filed,  recorded and  published  such  statements of fictitious  business  name and any other  notices,  certificates,  statements or other instruments  required by any provision of any applicable law of the United
States or any state or other  jurisdiction  which  governs  the  conduct  of its business from time to time.

     Section 11.5 Voting  Securities  Owned by the Company.  Powers of attorney, proxies,  waivers of notice of meeting,  consents and other instruments relating to  securities,  membership  interests  or  partnership  interests  owned by the
Company may be executed in the name of and on behalf of the Company by the Chief
Executive  Officer,  the President,  any Vice President,  the Secretary,  or any
Assistant  Secretary,  and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders, members or partners of any  business  entity  in  which  the  Company  may own  securities,  membership interests,  or  partnership  interests and at any such meeting shall possess and may  exercise  any and all rights and power  incident to the  ownership  of such securities,  membership  interests or  partnership  interests and which,  as the owner thereof,  the Company might have  exercised and possessed if present.  The member(s)  may,  by  resolution,  from time to time  confer like powers upon any other person or persons.

     Section  11.6  Headings.  Section  and  other  headings  contained  in this
Agreement  are for  reference  purposes  only and are not  intended to describe, interpret,  define  or  limit  the  scope or  intent  of this  Agreement  or any provision hereof.

     Section 11.7 Further Assurances.  Each member agrees to perform all further acts and execute,  acknowledge  and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

     Section 11.8 Notices. All notices, requests and other communications to any member shall be in writing  (including  telecopier or similar writing) and shall be given to such member (and any other person  designated by such member) at its address or telecopier  number set forth in a schedule  filed with the records of the  Company  or such  other  address or  telecopier  number as such  member may hereafter specify for the purpose by notice. Each such notice,  request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified  pursuant to this Section and the appropriate  confirmation is  received,  (b) if given  by  mail,  72 hours  after  such  communication  is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other  means,  when  delivered  at the address  specified pursuant to this Section.

     Section 11.9 Books and Records;  Accounting.  The Member or, if  additional member(s)  are  admitted,  the  member(s)  shall keep or cause to be kept at the address of the Company (or at such other place as the member(s)  shall determine in their discretion) true and full books and records regarding the status of the business and financial condition of the Company.

     IN WITNESS  WHEREOF,  the  undersigned  has  caused  this  Agreement  to be executed as of the date first above written.

                               Cinergy Capital & Trading, Inc.

                               By:  _________________________
                                    M. Stephen Harkness
                                    Vice President, Chief Financial Officer,
                                    and Chief Operating Officer